EXHIBIT 10.3

LICENSE AGREEMENT

This License Agreement ("Agreement") is made as of the 13th day of May, 2014 (the "Effective Date") between Corr Brands, Inc. an ILLINOIS corporation ("Principal"), and APPLE RUSH COMPANY INC. a Texas Corporation (the “Company”).

BACKGROUND.

Principal and its predecessors  have  been in the business of selling and distributing  foodstuffs and beverages under  the  trademark  RUSH  and  variations  thereof  including   APPLE RUSH since 1978, including  the  Products  (GINSENG RUSH).  Apple Rush Company, Inc.  will market, brand manage and coordinate distribution of the Products (as defined herein)  throughout the Territory. Principal is desirous of appointing Apple Rush Co. Inc. as its exclusive licensee within the Territory with respect to the Products.

AGREEMENT

1.0           Defined Terms.  The following terms, each bearing initial capital letters, shall have   the meanings set forth below:

1.1           "Products" shall mean only those products known as “Apple Rush” and “Ginseng Rush” for which Principal possesses a proprietary formulation and future products bearing the brand Apple Rush and Ginseng Rush. Products shall not include any other beverage products that the Company may manufacture, market, brand, distribute and/or sell that do not bear the Apple Rush or Ginseng Rush trademarks. Nothing in this Agreement shall convey, or be construed to convey, to Principal the right to any licensing fee, royalty, or any other right of any kind, in beverage products that the Company may itself develop, brand and/or market.

1.2           "Trademarks" shall mean specifically the Apple Rush (USPTO serial # 3786261) and Ginseng Rush (USPTO serial # 78973828) trademarks as registered with the United States Patent and Trademark Office as when and if used by the Company in connection with the marketing, distribution and sale of the Products pursuant to this Agreement.

1.3           "Territory" shall mean the worldwide market,

2.1           Appointment.

2.2           Appointment. Principal hereby appoints APPLE RUSH COMPANY INC. as the exclusiveLicensee of the Products within the Territory, This includes but is not limited to:

•           National, regional or independent chains;

•           Natural food stores;

•           Club stores;

•           Mass merchandising or drug store chains;

•           Gourmet or specialty outlets;

•           Department stores;

•           Food service industry and other institutional sales; and

•           Armed forces sales and outlets.

During the Term, Principal agrees: (i) not to distribute or sell, directly or indirectly, the Products  in  the Territory, (ii) not to license ( see above ) or otherwise authorize any third party to distribute or sell, directly or indirectly, the Products in the Territory,  (iii)  not  to  license  or otherwise  authorize any third party  to use the Trademarks  in any fashion or for any reason within the Territory,  and  (iv)  to  refer  all inquiries  with  respect to the Products received from  prospective  customers  within  the Territory to  APPLE RUSH COMPANY, INC.

2.3 Acceptance. Apple Rush Company, Inc. hereby accepts the appointment and agrees to exercise commercially  reasonable  efforts  to  produce, market,  manage  and  distribute  the  Products  and to maximize the sale of the Products within the Territories as provided herein.

3.1           Fees, Payment and Production.

3.2           Prices. Principal's licensing fees for the Products are set forth on Exhibit "B”, hereto. All fees shall be in U.S. Dollars, and paid as a cost of goods prior to production of each run. Principal will be notified of all production runs 15 days in advance.

3.3           APPLE RUSH COMPANY INC, within one hundred and twenty  (120) days of the Effective Date, shall schedule a production run for a minimum of 2000 cases of the Products. If the Company does not schedule the production run within the time set forth herein, it may pay to Principal the licensing fee for the minimum amount of cases (2000cs. per month at $1.75 = $3,500 Per month), which payment will serve to keep the Company in compliance with the terms of this Agreement.

3.5           Resale Prices. APPLE RUSH COMPANY INC. will be solely responsible for establishing its prices to its customers.

4.1           Duties of APPLE RUSH COMPANY INC. and Principal.

4.2           APPLE RUSH COMPANY INC’s Duties. During the Term, APPLE RUSH COMPANY INC. shall have the following duties and obligations:

4.2.1           To  exercise  its commercially  reasonable  efforts  to  maximize  the  sale  and distribution of the Products within the Territory.

4.2.2           To comply with all governmental laws and regulations applicable to the storage, transportation, marketing, advertising and sale of the Products in the Territory hereunder and to its performance of its obligations hereunder.

4.2.3           To maintain products liability and general liability insurance on an occurrence basis in the amount of $5,000,000 to provide Principal with customary certificates of insurance evidencing such coverage within 30 days of its first production run and upon any renewal of such policies, and to promptly notify Principal of any cancellation, non-renewal or material modification of such policies.

4.2.4           To inform Principal of any bona fide threats of litigation due to claimed adulteration of the Products, and to cooperate with Principal, as the Company deems necessary and advisable, to respond to customer complaints and suggestions related to the Products.

4.2.5           To perform activities set forth on Exhibit "C"

4.2.6           To perform   any other promise to Principal set forth elsewhere in this agreement.

4.2.7           Principal's Duties. During the Term, Principal shall be to protect Trademarks and Logos, and create Brand Awareness.

5.0           Warranties and Representations.

5.1              Principal warrants and represents that each of the warranties and representations in this Section 5.1 are true at the time of the execution of this Agreement and warrants that the same shall remain true in all material respects during the Term. The warranties and representations are as follows:

5.1.1           That it has the right to use and has the Trademarks, free and clear of all liens, encumbrances, security interests or rights of any party whatsoever, and that it has the full and complete right to license the Trademarks to APPLE RUSH COMPANY INC. as set forth in this Agreement.

5.1.2           That  it  has  not  licensed  or  otherwise  authorized  any  third  party  to utilize the Trademarks in connection with the  sale or distribution of the Products to the Retail Channels within the Territory.

5.1.3           That the Trademarks have been duly registered.

5.1.4           That the Trademarks do not infringe any trademark, trade name, copyright or other intellectual property rights of third parties.

5.1.5           That it is the sole owner of the recipes and formulas for the Products free and clear of all liens, encumbrances, security interests or rights of any party whatsoever.

5.1.6           That the recipes and formulas for the Products do not infringe on any other parties ownership, patent or other proprietary rights.

5.1.7           That there is no pending or threatened claim or litigation related in any way to its ownership or use of the Trademarks or of the recipes and formulas for the Products.

5.1.8           That the execution of this Agreement and the consummation of the transactions contemplated hereby do not conflict with or result in a default or breach under any (a) agreement, indenture, mortgage, contract, bylaws or instrument to which Principal is bound or to which any of its assets is subject, (b) any order, writ, injunction, judgment or decree to which Principal or its assets are bound, or (c) any law or regulation applicable to Principal or by which its assets are bound.

5.1.9           That all of the Products by APPLE RUSH COMPANY INC. during the Term (i) shall be merchantable and of first quality at the time of delivery and shall not be at the time of shipment or delivery, adulterated, misbranded or otherwise prohibited within the meaning of the federal Food  and  Drug Act, as amended,  (the  Act)  and in  effect  at the  time of such shipment  or delivery or within the meaning of any applicable federal, state or municipal law in which  restrictions pertaining to adulteration or misbranding are substantially the same as contained in the  Act; (ii) shall not, at the time of such shipment or delivery, constitute products which may not be  introduced or delivered  for introduction  into  interstate  commerce under  the  provisions  of  the  Act; (iii) shall be products which may be legally transported or sold under the provisions of all other applicable federal, state or municipal laws; and (iv) shall have been manufactured, packaged and labeled in accordance with all applicable governmental requirements in the Territory.

5.1.10           That Principal has been duly incorporated and validly exists as a corporation in good standing under the laws of ILLINOIS with full power and authority to enter into this Agreement and to perform the obligations set forth herein.

5.2                APPLE RUSH COMPANY INC Indemnification Obligation.  APPLE RUSH COMPANY INC agrees to indemnify, hold harmless and defend. from any and all costs, claims, damages, losses, liabilities and expenses (including reasonable attorneys' fees through appeal) which PRINCIPAL may incur with respect to tort claims made by a  third  party  pertaining  to  the  failure by Apple Rush Company Inc. to comply  with applicable law, claims related to the Products.

6.0           Term of Agreement.                                           This Agreement shall commence as of the Effective Date and shall remain in effect as long as it is renewed by Apple Rush Company Inc. This Agreement shall automatically renew unless Apple Rush Company Inc. does not produce any Products using the Trademarks for any 12 month period.

7.0           Additional Products.

In the event that Apple Rush Company Inc. shall develop any additional Products that it wishes to sell or distribute on a wholesale or retail basis within the Territory, Principal agrees to extend licensing  to APPLE RUSH COMPANY INC. as a Product to be manufactured, marketed and distributed by APPLE RUSH COMPANY INC. pursuant  to this Agreement with license fees as per Exhibit “B”

8.0           Notices.

All notices and other communications under this Agreement shall be in writing. Notices shall be sent as follows, or to such addresses as maybe designated by either party from time to time.

As to PRINCIPAL:	As to APPLE RUSH COMPANY INC.:
CORR BRAND’S INC.	c/o Livewire Ergogenics, Inc.
Brandon B. Corr	Bill Hodson, CEO
PO Box 2517	24845 Corbit Place
Glenview, IL 60025	Yorba Linda, CA92887
(312) 823-9648	(714) 940-0155
bbcorr@gmail.com	bhodson@livewireergogenics.com

9.0           Rights and Obligations of the Parties on Termination. Except as otherwise  provided, upon  termination of this Agreement for any reason, APPLE RUSH COMPANY INC. shall cease  utilizing the Trademarks.

10.0           Miscellaneous.

10.1           No Partnership, Etc. Nothing contained in this Agreement shall be deemed to give any party the power or right to direct or control the day-to-day activities of the other. APPLE RUSH COMPANY INC in all respects of its relationship to Principal and its performance of its duties hereunder shall be, an independent contractor, and neither this Agreement nor anything contained herein shall be deemed or construed to constitute APPLE RUSH COMPANY INC. and Principal as principal and agent, partners, joint ventures, co-owners or otherwise participants in a joint or common undertaking. Neither APPLE RUSH COMPANY INC. nor Principal shall be or become liable or bound by any agreement, representation, act or omission whatsoever of the other party unless specifically provided for in this Agreement or an addendum hereto.

10.2           Entire Agreement. This Agreement is the sole understanding and agreement between the parties with respect to its subject matter. There are no other terms, covenants, conditions, warranties or representations between the parties, whether written or unwritten, not set forth herein. This Agreement supersedes any other such prior or contemporaneous oral or written discussions, agreements, understandings or correspondence. Any revisions to this Agreement must be reduced to writing and signed by both parties.

10.3           Headings and Recitals. The recitals set forth in the beginning of this Agreement and the headings of the Sections and Subsections of this Agreement are inserted solely for convenience of reference and are not a part of this Agreement and shall not in any way affect, govern, limit or aid in the construction of any of the terms or provisions of this Agreement.

10.4           Exhibits. The exhibits attached hereto are incorporated herein and an integral part

10.5           Damages. In the event of a default under this Agreement, neither party shall have the right to sue the other party for any consequential, incidental or special damages as a result of any breach. Further, Principal’s sole remedy for the Company’s failure, inability or unwillingness, for whatever reason, to sell, market and/or distribute, or to use commercially reasonable efforts to sell, market and/or distribute, the Products within the Territory, is to terminate this Agreement.  Notwithstanding the foregoing, in no event shall this limitation apply to indemnification obligations set forth herein or to damages from breach of confidentiality obligations under this Agreement.

10.6           Force Majeure. Neither party shall be liable for any loss, damage or delay resulting from  any  unavoidable,  unforeseeable  cause  whatsoever  beyond  its  reasonable  control,  including, without limitation, fire; flood; action or decree of civil or military authority; insurrection; act of war, terrorism or bioterrorism; or embargo. Written notice with full details of any circumstances referenced herein shall be given by the affected party to the other party within ten (10) days after any such occurrence.

10.7           Construction.  This  Agreement  was  prepared  by  both  parties  with  the  assistance  of counsel; thus any rule of construction against the draftsman  shall not be applicable.

10.8           Choice of Law; Venue.  This Agreement will be construed and enforced in accordance with and governed by the laws of the State of Illinois and the federal law of the United States without reference to principles of conflicts of law.

10.9           Waiver of Statute of Limitations. Notwithstanding any statute of limitations of longer duration to the contrary, the parties agree that any action to resolve a controversy, claim or breach arising out of or relating to this Agreement shall be commenced within the earlier of six months of the Termination Date or the date that such controversy, claim or breach arose.

10.10           Assignment. Neither party shall assign, pledge or otherwise encumber its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. conditioned or delayed. APPLE RUSH COMPANY INC. may assign this Agreement to an affiliate that is wholly owned by APPLE RUSH COMPANY INC In the event of a corporate reorganization, merger, consolidation. sale or transfer, of all or substantially all of its assets or equity, both parties may assign their rights and obligation under this Agreement without the consent of the other party. The parties agree that any assignment or pledge in contravention of this provision shall be deemed null and void.

10.11           No Third Party Beneficiary Intent. Nothing contained  herein  shall be  deemed  to create any third party beneficiary rights in any party.

11.0           Cancellation.

11.1           Principal and APPLE RUSH COMPANY INC. agree to cooperate in developing a Sales Plan promptly following the execution of this Agreement. It is agreed that APPLE RUSH COMPANY INC does not promise or warrant that it will meet the sales goals set forth in the Sales Plan for any Contract Year, it being understood APPLE RUSH COMPANY INC ability to meet the sales goals depends, in part, on many factors beyond its control. Notwithstanding the foregoing, APPLE RUSH COMPANY INC. agrees to use commercially reasonable efforts to meet the sales goals as set forth in the Sales Plan.

11.2           In the event that either party breaches any of its promises or obligations under this Agreement, such party shall have a period of thirty (30) days from receipt of a written notice of breach from the other party to cure the breach or, in the case of non-monetary breaches which cannot practicably be cured within the aforesaid period, to commence actions to cure the breach and to proceed diligently to do so (the "Cure Period."). In the event such other party fails to cure such breach within the Cure Period, the non-breaching party may terminate this Agreement upon an additional fifteen (15) days' prior written notice to the other party.

11.3           Either Party may terminate this Agreement effective immediately upon the delivery of written notice to the other party in the event that either party commits any act at any time that materially adversely affects or harms the business or reputation of the other party or materially adversely affects or harms the ability of the other party to sell the Products.

11.4           This Agreement may be terminated immediately by either party in the event the other party; (i) files or has filed an involuntarily petition against it (if the involuntary petition is not withdrawn within thirty (30) days of filing) against it under the United States Bankruptcy Code or under or pursuant to any state bankruptcy act or under any similar federal or state law, provided however, this provision does not apply in the case of either party, or any of their affiliates, being a party to the initiation of an involuntary petition against the other party; or (ii) is convicted of, pleads guilty to, or enters a plea of no contest to, the violation of any law or regulation relating to the manufacture, processing, distribution, marketing, or sale of products.

12.0           Confidentiality.  From time to time during the Term, both parties may become privy to certain proprietary, confidential or sensitive business information  pertaining to the other party, including,... without limitation, business, financial or technical information or data of either party, such as customer lists and key contact information; business and marketing strategies; financial projections; confidential business information; operating margins and pricing policies; formulae; recipes; and other information marked   or  identified   as  confidential, provided that such information is confidential in nature according to standard industry practice  ("Confidential  Information").  The receiving party agrees to hold the Confidential Information in the strictest confidence and to refrain from disclosing such information to third parties (except to its legal, financial and insurance counsel and auditors), directly or indirectly, during the Term or thereafter, except as required by law or regulation or with the prior written consent of the other party or by an order of a court of competent jurisdiction.

13.0           Counterparts/Facsimile Signatures.  This Agreement may be executed in one or more counterparts, each of which when so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.  In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by an authorized representative of each party as of the day and year first written above.

PRINCIPAL:

Corr Brands, Inc.,
an Illinois corporation

By: ____________________________________
       Brandon B. Corr, President

THE COMPANY:

Apple Rush Company, Inc.,
a Texas corporation

By:_____________________________________
      David E. Torgerud, President

EXHIBIT “A" TRADEMARKS

APPLE RUSH

GINSENG RUSH

EXHIBIT "B" LICENSE FEE

APPLE RUSH 24 - 12 ounce bottles (per case)  Fee = $ 1.75 per case

The license fee above is for Bottled Beverages.

Other future Products as per the agreement above.

EXHIBIT "C"

APPLE RUSH COMPANY INC. shall perform the following activities:

(i)           Provide reasonable amounts of P.O.S. and P.O.P materials to the Retail Channels.

(ii)          Advertise and promote the Product through applicable trade publications and through in housesale promotions, sales materials and newsletters.

(iii)         Offer the Product for sale through Retail Channels and Distribution

(iv)         Provide prompt and efficient deliveries

(v)          Provide monthly sales reports.

(vi)         Provide samples of advertising and promotional materials used by APPLE RUSH COMPANYINC. to Principal if requested by Principal.

(vii)        Respond to all sales inquiries in a timely manner.